Exhibit 99.2

www.thorindustries.com FOURTH QUARTER AND FULL - YEAR 2019 RESULTS

2 Forward Looking Statements This presentation includes certain statements that are “forward looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks . These forward looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others, raw material and commodity price fluctuations ; raw material, commodity or chassis supply restrictions ; the impact of tariffs on material or other input costs ; the level and magnitude of warranty claims incurred ; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers ; the costs of compliance with governmental regulation ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; interest rate fluctuations ; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers ; restrictive lending practices ; management changes ; the success of new and existing products and services ; consumer preferences ; the ability to efficiently utilize production facilities ; the pace of acquisitions and the successful closing, integration and financial impact thereof ; the potential loss of existing customers of acquisitions ; our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production ; the loss or reduction of sales to key dealers ; disruption of the delivery of units to dealers ; increasing costs for freight and transportation ; asset impairment charges ; cost structure changes ; competition ; the impact of potential losses under repurchase or financed receivable agreements ; the potential impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market and political conditions ; the impact of changing emissions standards in the various jurisdictions in which our products are sold ; and changes to investment and capital allocation strategies or other facets of our strategic plan . Additional risks and uncertainties surrounding the acquisition of EHG include risks regarding the potential benefits of the acquisition and the anticipated operating value creation, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG's business . These and other risks and uncertainties are discussed more fully in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2019 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law .

3 $7.86 bn net sales $ 1.65 bn $ 4.56 bn $ 0.16 bn $ 1.49 bn > $480 mm reduction of acquisition - related debt to date (1) Includes FY 19 impact of $ 61 . 4 mm step - up in assigned value of acquired inventory, that was subsequently sold during the fiscal third quarter, to fair value less cost to sell, or 0 . 8 % of consolidated net sales . (2) In addition to the item impacting gross margin, fiscal 2019 results also include $ 114 . 9 mm of acquisition - related costs, which in aggregate impact diluted EPS by $ 2 . 71 per share . In addition, ongoing amortization expense of $ 25 . 6 m m , and interest expense of $ 66 . 1 m m , were incurred as a result of the EHG acquisition, which also impacted fiscal 2019 results by $ 1 . 22 per diluted share . $130.2 mm capital expenditures $508.0 mm cash generated from operations $2.47 diluted EPS (2) 12.4% gross margin (1) ~19% year - over - year reduction in Thor's North American manufacturing inventory levels Financial Highlights Fiscal Year 2019

4 Improved Margins Highlight Fourth Quarter of FY19 Improved margins are primarily reflecting favorable product mix and improvements in material, labor and warranty cost percentages in the North American towable segment, our largest segment 23.3% Increase in Net Sales Net sales increased 23 . 3 % to $ 2 . 31 billion in the fourth quarter, including the $ 719 . 5 million addition of EHG sales 140 bps Improvement in Gross Margin Gross margin improved to 14 . 4 % in the fourth quarter of fiscal 2019 from 13 . 0 % in the prior - year period

5 FY19 – Strong Operating Cash Generated Strong Operating Cash in FY19 Used to Pay Over $480 Million on Acquisition - Related Debt ABL Availability Availability under the ABL is approximately $ 589 million as of September 30 , 2019 Acquisition - Related Debt Term Loan Progress Based on our prepayments of the U.S. dollar - denominated tranche of the Term Loan to date, no future quarterly payments are required for the U.S. tranche of the Term Loan Including payments made subsequent to the end of the fiscal year, the Company has paid over $ 480 million of principal on the debt incurred to finance the Erwin Hymer Group (EHG) acquisition * Future uses and payments on ABL will be reflective of cash management actions

6 Inventory Rationalization Continues Expected to be Completed by the End of Calendar 2019 During FY19, Thor was able to strategically manage down its inventory levels to improve its working capital North American Independent Dealer Inventory of Thor Products 103,400 138,500 109,700 94,500 • As of July 31 , 2019 , the level of North American independent dealer inventory of Thor products decreased 25 . 3 % compared to the prior year, and is nearly 6 . 0 % lower than two years ago, marking the significant progress made to reduce independent dealer inventory levels • We expect that North American independent dealer inventory levels will be rationalized by the end of this calendar year • Management has been focused on improving the balance sheet through inventory management, among other actions • Thor's North American inventory decreased to $ 435 . 4 million at July 31 , 2019 from $ 537 . 9 million at July 31 , 2018 • Thor's European inventory has decreased approximately $ 200 . 5 million, or 33 . 8% , since the acquisition of EHG on February 1 , 2019 Thor Inventory Levels (25.3)% * * European balance as of February 1, 2019 acquisition date.

7 Fourth Quarter 2019 North American Towable Segment $1.16 bn in Net Sales Net sales of travel trailers and fifth wheels decreased by 19 . 6 % and 14 . 6% , respectively, as a result of the ongoing independent dealer inventory rationalization 16.0% Gross Margin Gross margin increased 260 basis points, driven primarily by decreased material, labor and warranty costs as a percent of sales Improvement in the North American RV Towables segment in the fourth quarter demonstrated the advantage of our flexible business model and the benefits of our highly variable cost structure Towables on Top Thor continues to lead the North American towable retail market with a 46 . 3 % share for the six months ended June 30 , 2019 , down from its 48 . 5 % share for the same period in 2018 (1) $693.2 mm in Backlog North American Towable backlog decreased 9 . 6 % year - over - year due to North American independent dealers returning to a more typical seasonal order pattern (1) Source: Statistical Surveys (www.statisticalsurveys.com)

8 $387.4 mm in Net Sales Net sales of Class C increased by 18 . 9% , while net sales of Class A decreased by 27 . 4% , as a result of the ongoing independent dealer inventory rationalization Fourth Quarter 2019 North American Motorized Segment 9.6% in Gross Margin Gross margin was down 50 basis points in the fiscal fourth quarter as a result of reduced unit sales resulting in increased fixed overhead percentage $458.8 mm Backlog North American Motorized backlog decreased 27 . 6 % year - over - year reflecting independent dealers continuing to rebalance inventory levels #1 in North America Thor maintained the top spot in the North American motorized market with a 36 . 5 % share for the six months ended June 30 , 2019 , down from its 40 . 0 % share for the same period in 2018 , as the Company focused on margin management as well as dealer lot space (1) (1) Source: Statistical Surveys (www.statisticalsurveys.com)

9 $719.5 mm in Net Sales European RV segment represents the results of the recently - acquired Erwin Hymer Group (EHG) Fourth Quarter 2019 European Segment $96.1 mm in Gross Profit Gross profit of $ 96 . 1 million, or 13 . 4 % of net sales $852.7 mm in Backlog EHG's backlog is reflective of current levels of demand within the European market $ 88.0 mm $ 106.9 mm $ 71.4 mm $ 453.2 mm Strong European Market Position For the six months ended June 30 , 2019 , EHG's European market share, based on unit retail sales, was approximately 25 . 5 % for motorcaravans and campervans combined and approximately 21 . 6 % for caravans as compared to 26 . 5 % and 21 . 8 % as of June 30 , 2018 , respectively (1) (1) Based on data from the European Caravan Federation (ECF), 2018 and 2019 calendar YTD through June; European retail registration data available at www.CIVD.de

10 NORTH AMERICAN TOWABLE NORTH AMERICAN MOTORIZED EUROPEAN OTHER :

11 Calendar Year YTD June 2017 2018 2018 2019 Industry Retail Registrations (1) 471,100 units 487,893 units 269,576 units 244,809 units +13.2% +3.6% +7.8% (9.2)% Industry Wholesale Shipments (2) 504,599 units 483,672 units 271,588 units 216,581 units +17.2% (4.1)% +5.9% (20.3)% RV Industry Overview — North America Seasonal Shipment Patterns RV Industry Demand Consumer Confidence vs. RV Retail Registrations (1) Source: Statistical Surveys, Inc., U.S. and Canada (2) Source: Recreation Vehicle Industry Association (3) Source: The Conference Board, Consumer Confidence Survey ® Note: 2019 represented above includes the trailing twelve months of registrations ended June We believe that retail demand is the key to continued growth in the North American RV industry, and that annual North American RV industry wholesale shipments will generally be at parity with retail sales once dealer inventory levels are at normalized levels, which we anticipate will occur by the end of calendar 2019

12 RV Industry Overview — North America RV Wholesale Market Trends (Units 000's) Towable RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) June 2019 June 2018 Unit Change % Change 216,581 271,588 (55,007) (20.3)% YTD Shipments (Units) June 2019 June 2018 Unit Change % Change 191,094 238,502 (47,408) (19.9)% Motorized RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) June 2019 June 2018 Unit Change % Change 25,487 33,086 (7,599) (23.0)% Historical Data: Recreation Vehicle Industry Association (RVIA) (e) Calendar years 2019 and 2020 represent most recent RVIA estimate as of Fall RV Roadsigns, published in August 2019 5 - year CAGR: 8.5% 5 - year CAGR: 8.5% 5 - year CAGR: 8.5%

RV Industry Overview — Europe

Second Quarter Registrations

European Industry Unit Registrations by Country [1]

Country	Caravans			Motorcaravans			Total		
	YTD June 30,		%	YTD June 30,		%	YTD June 30,		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Germany	17,125	15,521	10.3%	35,370	30,997	14.1%	52,495	46,518	12.8%
U.K.	10,094	10,304	(2.0)%	9,037	8,552	5.7%	19,131	18,856	1.5%
France	4,140	4,276	(3.2)%	15,683	15,668	0.1%	19,823	19,944	(0.6)%
Spain	1,520	1,116	36.2%	3,762	2,918	28.9%	5,282	4,034	30.9%
Netherlands	4,472	4,435	0.8%	1,477	1,478	(0.1)%	5,949	5,913	0.6%
Italy	507	500	1.4%	4,156	4,257	(2.4)%	4,663	4,757	(2.0)%
Belgium	837	814	2.8%	3,235	2,921	10.7%	4,072	3,735	9.0%
Switzerland	1,002	1,049	(4.5)%	3,543	2,968	19.4%	4,545	4,017	13.1%
Sweden	1,962	2,095	(6.3)%	2,296	6,374	(64.0)%	4,258	8,469	(49.7)%
All Others	5,422	5,330	1.7%	6,226	6,376	(2.4)%	11,648	11,706	(0.5)%
Total	**47,081**	**45,440**	**3.6%**	**84,785**	**82,509**	**2.8%**	**131,866**	**127,949**	**3.1%**

- The Company monitors retail trends in the European RV market as reported by the European Caravan Federation ("ECF"), whose industry data is reported to the public quarterly, typically issued on a one-to-two month lag, is continually updated and is often impacted by delays in reporting by various countries
- Year-to-date comparisons of registrations would not necessarily be indicative of the results expected for a full year
- Industry wholesale shipment data for the European RV market is not available

Comparison of New Vehicle Registrations by Continent (Units 000's) [1][2]



207
168
201
144
192
141
170
162
151
182
146
217
138
222
139
219
140
220
143
253
152
272
162
274
166
251
174
274
182
292
198
324
203
320
210
310
208
366
189
289
154
206
150
228
156
247
147
264
137
304
140
333
152
376
168
416
190
471
203
488
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Europe
North America

(1) Source: European Caravan Federation (ECF), 2019 calendar YTD through June; European retail registration data available at www.CIVD.de
(2) Source: Statistical Surveys (www.statisticalsurveys.com)

13

www.thorindustries.com CONTACT: Investor Relations Mark Trinske Vice President of Investor Relations mtrinske@thorindustries.com (574) 970 - 7912